 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 30, 1998

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WORLD ACCESS,
                                      INC.

The Board recommends a vote FOR the following proposals:

1. To approve the Agreement and Plan of Merger and Reorganization relating to the merger of Telco Systems, Inc. with and into Tail Acquisition Corporation, a wholly owned subsidiary of World Access, Inc., with Telco Systems, Inc. thereupon becoming a wholly owned subsidiary of World Access, Inc.
    FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

2. To approve the Amendment to the Certificate of Incorporation of World Access to increase the number of authorized shares of common stock to 150,000,000.
              FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

3. To adopt the World Access, Inc. 1998 Incentive Equity Plan.

              FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

4. To ratify and approve the Indemnification Agreements with the directors and certain officers of World Access.

              FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

    The undersigned appoints Steven A. Odom and Mark A. Gergel, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified hereon at the Special Meeting of Stockholders (the "Special Meeting") of World Access, Inc. (the "Company") to be held on November 30, 1998 at 10:00 a.m. local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the Special Meeting, to act in their discretion upon any other matter or matters that may properly be brought before the Special Meeting and to appear and vote all the shares of Common Stock of the Company that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Joint Proxy Statement/Prospectus, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Special Meeting.

     UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE PROPOSALS ABOVE.

                                                 Signature
                                                 -------------------------------

                                                 Signature if
                                                 jointly held

                                                 -------------------------------

                                                 Dated:

                                                 ------------------------------,
                                                 1998

                                                 PLEASE DATE AND SIGN AS NAME
                                                 APPEARS HEREON. WHEN SIGNING AS
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE, GUARDIAN OR ATTORNEY,
                                                 PLEASE GIVE FULL TITLE AS SUCH.
                                                 IF A CORPORATION, PLEASE SIGN
                                                 IN FULL CORPORATE NAME BY
                                                 PRESIDENT OR OTHER AUTHORIZED
                                                 CORPORATE OFFICER. IF A
                                                 PARTNERSHIP, PLEASE SIGN IN
                                                 PARTNERSHIP NAME BY AUTHORIZED
                                                 PERSON. JOINT OWNERS SHOULD
                                                 EACH SIGN.